EXHIBIT 10(r)

                              EMPLOYMENT AGREEMENT

            AGREEMENT dated this 15th day of March, 1996, by and between MediVators, Inc., a Minnesota corporation (the "Company"), and Donald L. Sturtevant (the "Employee").

                                 R E C I T A L :

            A. Employee currently serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement dated as of June 15, 1991 (the "1991 Agreement"). Said Employment Agreement terminates in accordance with its terms on June 30, 1996.

            B. Simultaneously with the execution of this Agreement, the Company and Cantel Acquisition Corp. ("Newco") are executing and filing with the Secretary of State of the State of Minnesota, Articles of Merger pursuant to which Newco, a wholly-owned subsidiary of Cantel Industries, Inc. ("Cantel"), will merge with and into the Company (the "Merger"). Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Cantel.

            C. The Company is desirous of continuing the employment of Employee and Employee is desirous of continuing his employment by the Company after June 30, 1996 on the terms and conditions hereinafter set forth.

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            NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed by and between the Company and Employee as follows:

            1. Engagement and Term. The Company hereby employs Employee and Employee hereby accepts such employment by the Company on the terms and conditions set forth herein, for the three-year period commencing on July 1, 1996 (the "Effective Date") and ending, unless sooner terminated in accordance with the provisions of Section 4 hereof, on June 30, 1999 (the "Employment Period"). As used in this Agreement, the term "Contract Year" shall refer to the twelve-month period commencing on the Effective Date and each twelve-month period thereafter during the term of this Agreement.

            2. Scope of Duties. Employee shall be employed by the Company as its President and Chief Executive Officer. In such capacities, the Employee shall have such authority, powers and duties customarily attendant upon such offices. If elected or appointed, Employee shall also serve, without additional compensation, in one or more offices and, if and when elected, as a director of the Company or any subsidiary or affiliate of the Company, provided that his duties and responsibilities are not inconsistent with those pertaining to his position as stated above. Employee agrees to perform the duties associated with his employment to the best of his abilities, and shall faithfully devote his full business time and efforts so as to advance the best interests of the Company. During the Employment Period,


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Employee shall not be engaged in any other business activity, whether or not such business activity is pursued for profit or other pecuniary advantage. Notwithstanding the foregoing, Employee shall be permitted to serve as a director of any other company, provided Employee shall first obtain the prior written consent of the Company, which shall not be unreasonably withheld, and provided further that any such service does not interfere with the performance by Employee of his duties hereunder and is in no way, directly or indirectly, competitive with, or opposed to the best interests of the Company.

            3. Compensation.

                  3.1 Basic Compensation. In respect of services to be performed by the Employee during the Employment Period, the Company agrees to pay the Employee an annual base salary of $96,000 during the first Contract Year, $103,000 during the second Contract Year, and $110,000 during the third Contract Year ("Basic Compensation"), payable in accordance with the Company's customary payroll practices for executive employees.

                  3.2 Discretionary Increases. The Employee shall also be entitled to such additional increments and bonuses, if any, as shall be determined from time to time by the Compensation Committee of the Board of Directors of Cantel, based upon the performance of Employee and the Company.

                  3.3 Stock Options. The Company agrees to cause the grant to Employee as of the date hereof of an option (the "Option") to purchase Twenty-five Thousand (25,000) shares of


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Common Stock, par value $.10 per share of Cantel. The Option will be granted under Cantel's 1991 Employee Stock Option Plan (the "Plan") pursuant to a separate option agreement in the form annexed hereto as Exhibit A. The Option shall have an option exercise price per share equal to the fair market value of Cantel's Common Stock on the date hereof determined in accordance with the Plan.

                  3.4 Life Insurance. Provided that Employee is insurable at rates that are comparable to those obtainable on other persons of similar age and position in good health (if Employee is classified in a higher risk category he may elect to pay the excess premium cost to obtain the coverage), during the Employment Term the Company shall procure and maintain life insurance on the life of Employee in the face amount of $250,000. Employee shall be the owner of such life insurance policy and shall have the absolute right to designate the beneficiaries thereunder. The type of policy (whether term, whole life, etc., or combination of types) shall be in the sole discretion of the Company. The Company shall pay all premiums for such life insurance. Employee agrees to submit to all medical examinations, supply all information and execute all documents required by insurance companies in connection with the issuance of such policy.

                  3.5 Use of Automobile. During the Employment Term, Employee shall at all times have the use of a Company-owned or leased automobile of style and type selected by the Company,


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but comparable to the automobile currently being furnished by the Company to
Employee. At the end of the Employment Term, Employee shall have the right to purchase the automobile from the Company at its then book value, or, if the automobile is being leased, in accordance with the terms of the lease.

            3.6 Other Benefits.

                  (a) During the Employment Period, Employee shall be entitled to participate in the major medical health insurance plan, and all other health, insurance or other benefit plans applicable generally to executive officers of the Company on the same basis as such officers.

                  (b) During the Employment Period, Employee will be entitled to paid vacations and holidays consistent with the Company's policy applicable to executives generally. All vacations shall be scheduled at the mutual convenience of the Company and the Employee.

            4. Term of Employment. The provisions of Section 1 of this Agreement notwithstanding, the Company may terminate this Agreement and Employee's employment hereunder in the manner and for the causes hereinafter set forth, in which event the Company shall be under no further obligation to Employee other than as specifically provided herein:

                  A. If Employee is absent from work or otherwise substantially unable to assume his normal duties for a period of sixty (60) successive days or an aggregate of ninety (90) business days during any consecutive twelve-month period during


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the Employment Period because of physical or mental disability, accident, illness, or any other cause other than vacation or approved leave of absence, the Company may thereupon, or any time thereafter while such absence or disability still exists, terminate the employment of Employee hereunder upon ten
(10) days' written notice to Employee.

                  B. In the event of the death of Employee, this Agreement shall immediately terminate on the date thereof.

                  C. If Employee materially breaches or violates any material term of his employment hereunder, or commits any criminal act or an act of dishonesty or moral turpitude, in the reasonable judgment of the Company's Board of Directors, then the Company may, in addition to other rights and remedies available at law or equity, immediately terminate this Agreement upon written notice to Employee with the date of such notice being the termination date and such termination being deemed for "cause."

                  D. In the event Employee's employment shall be terminated by reason of the provisions of subparagraph A or B of this Section 4, then in such event, the Company shall continue to pay to Employee, if living, or other person or persons as Employee may from time to time designate in writing as the beneficiary of such payments, the Basic Compensation in effect at the time which such death or disability occurred during the three-month period following such death or disability.

            5. Disclosure of Confidential Information, Assignment of Inventions, and Covenant Not to Compete.


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                  5.1 Confidential Information. Employee acknowledges that the
Company possesses confidential information, know-how, customer lists, purchasing, merchandising and selling techniques and strategies, and other information used in its operations of which Employee will obtain knowledge, and that the Company will suffer serious and irreparable damage and harm if this confidential information were disclosed to any other party or if Employee used this information to compete against the Company. Accordingly, Employee hereby agrees that except as required by Employee's duties to the Company, Employee without the consent of the Company's Board of Directors, shall not at any time during or after the Employment Period disclose or use any secret or confidential information of the Company, including, without limitation, such business opportunities, customer lists, trade secrets, formulas, techniques and methods of which Employee shall become informed during his employment, whether learned by him as an employee of the Company, as a member of its Board of Directors or otherwise, and whether or not developed by Employee, unless such information shall be or become public knowledge other than as a result of the Employee's direct or indirect disclosure of the same.

            5.2 Patent and Related Matters.

                  5.2.1 Employee will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, idea, device, design, apparatus, practice, process, method or product, whether


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patentable or not, and including those which may be subject to copyright protection, made, developed, perfected, devised, conceived or first reduced to practice by Employee, either solely or in collaboration with others, during the term of his employment, whether or not during regular working hours (hereinafter collectively referred to as the "Inventions"). Employee, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Inventions are property of the Company and hereby assigns and agrees to assign to the Company any and all of Employee's right, title and interest in and to any and all of the Inventions.

                  5.2.2 Limitation. It is further agreed and Employee is hereby notified that the above agreement to assign the Inventions to the Company does not apply to an Invention for which no equipment, supplies, facility or confidential information of the Company was used and which was developed entirely on Employee's own time, and

                        (i) which does not relate (aa) directly to the business of the Company or (bb) to the Company's actual or demonstrably anticipated research and development, or

                        (ii) which does not result from any work performed by Employee for the Company.

                  5.2.3 Assistance. Upon request and without further compensation therefor, but at no expense to Employee, and whether during the Employment Period or thereafter, the Employee will do all lawful acts, including, but not limited to, the


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execution of documents and instruments and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending or enforcing United States and foreign copyrights and Letters Patent, including, but not limited to, design patents, on any and all of the Inventions, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                  5.2.4 Records. Employee will keep complete, accurate and authentic accounts, notes, data and records of all the Inventions in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and upon its request, Employee will promptly surrender the same to it.

            Upon the termination of the Employment Period, Employee agrees to deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, accounts, calculations and copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which


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in any of these cases are in his possession or under his control.

                  5.3 Non-Compete. Employee agrees that for a period of one year following the termination of Employee's employment hereunder (the "Non-Competition Period"), except as a result of the breach by the Company of any material term or condition hereof, Employee will not, directly or indirectly, alone or with others, individually or through or by a corporate or other business entity in which he may be interested as a partner, shareholder, joint venturer, officer, director, employee or otherwise, own, manage, control, participate in, lend his name to, or render services to or for any business within the continental United States which is competitive with that of the Company or any of its affiliates, provided, however, that the foregoing shall not be deemed to prevent the ownership by Employee of up to five percent of any class of securities of any corporation which is regularly traded on any stock exchange or over-the-counter market. For the purpose of this Agreement, a business activity competitive with the business of the Company or any of its affiliates shall include only the design, manufacture, marketing, sale, or distribution of (i) endoscopes or endoscope disinfection equipment or (ii) medical waste disposal systems or (iii) infection control equipment or supplies.

                  5.4 Non-interference. Employee further agrees that during the Non-Competition Period he will not (i) induce or attempt to induce any other employee of the Company or any of its


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affiliates to leave the employ of the Company or affiliate, or in any way interfere with the relationship between the Company (or any of its affiliates) and any other employee, or (ii) induce or attempt to induce any customer, supplier, franchisee, licensee, distributor or other business relation of the Company or any of its affiliates to cease doing business with the Company or affiliate, or in any way interfere with the relationship between any customer, franchisee or other business relation and the Company and any of its affiliates without prior written consent of the Board of Directors of the Company (or affiliate).

                  5.5 Enforcement. If, at the time of enforcement of any provisions of this section, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Employee agrees that the covenants made in this Section shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement.

            6. Reimbursement of Expenses. The Company shall further pay directly, or reimburse the Employee, for all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties during the Employment Period upon submission of vouchers


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or other evidence thereof in accordance with the Company's usual policies of expense reimbursement.

            7. Miscellaneous Provisions.

                  7.1 Section headings are for convenience only and shall not be deemed to govern, limit, modify or supersede the provisions of this Agreement.

                  7.2 This Agreement is entered into in the State of Minnesota and shall be governed pursuant to the laws of the State of Minnesota. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                  7.3 This Agreement contains the entire agreement of the parties regarding this subject matter. There are no contemporaneous oral agreements, and all prior understandings, agreements (except for the 1991 Agreement, which shall remain in full force and effect in accordance with its terms), negotiations and representations are merged herein.

                  7.4 This Agreement may be modified only by means of a writing signed by the party to be charged with such modification.

                  7.5 Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given upon receipt by the party to whom sent at the respective addresses set forth below or to such other address as


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any party shall hereafter designate to the other in writing delivered in accordance herewith:

            If to Medivators:
                  MediVators, Inc.
                  6352 320 Street Way
                  Cannon Falls, MN  55009

            With a copy to:

                  Cantel Industries, Inc.
                  1135 Broad Street

                  Suite 203
                  Clifton, New Jersey 07013

            If to Employee:

                  Donald L. Sturtevant
                  3693 East Oak Creek Drive
                  Vadnais Heights, MN 55127

                  7.6 This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, including, without limitation, any entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged. This Agreement may not be assigned by Employee.


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                  7.7 This Agreement may be executed in separate counterparts, each of which shall constitute the original hereof.

            IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.

                                     MEDIVATORS, INC.

                                     By:/s/ Donald L. Sturtevant
                                        ------------------------

                                        /s/ Donald L. Sturtevant
                                        ------------------------
                                        Donald L. Sturtevant


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